Rosehill Resources Inc. Halts 2020 Capital Activity, Withdraws Previous Guidance
and Focuses on Cash Flow and Liquidity

HOUSTON, March 19, 2020 (GLOBE NEWSWIRE) -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today provided an operational and financial update and withdrew its previously issued 2020 guidance in light of deteriorating global markets and commodity prices.

Capital Activity and Guidance

The Company has halted all drilling and completion activity for 2020. The Company now has five drilled uncompleted wells all located in Loving County after drilling eight wells and completing eight wells to date in 2020. Through February, the Company’s average net production for 2020 was approximately 20,900 barrels of oil equivalent per day.

Rosehill’s 2020 guidance issued on December 16, 2019 should no longer be relied upon.

Liquidity and Commodity Hedges

The Company fully drew the amount available under its revolving credit facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets and commodity prices. After this draw, the Company’s total debt under its credit facility increased to $340 million with total cash on hand of $73 million. The Company remains fully compliant with all of its financial covenants.

The Company’s commodity derivative portfolio continues to be a significant asset with a projected settlement value of approximately $159 million and mark-to-market value of approximately $143 million, both as of March 18, 2020.

Management Comments

David French, Rosehill’s President and Chief Executive Officer, commented, “In response to recent global market conditions and their effect on commodity prices, we have taken actions to position our business for maximum resiliency. These actions include halting all drilling and completion activities, along with increasing available liquidity through recent drawing of available amounts under our revolving credit facility.”

About Rosehill Resources Inc.

Rosehill Resources Inc. is an independent oil and gas exploration company with assets positioned in the Delaware Basin portion of the Permian Basin. The Company’s strategy includes the focused development of its multi-bench assets in the Northern Delaware Basin and the Southern Delaware Basin, as well as adding economic drilling inventory to support future growth.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, strategy, future operations, hedge value, liquidity, expected drilling and completions activity, financial position, including compliance with financial covenants, estimated results of operations, future earnings, future capital spending plans, expected gains from settling derivatives, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated benefits of its drilling and completion activities, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks and uncertainties discussed under the section titled “Risk Factors” in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

David L. French	Craig Owen
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
281-675-3400	281-675-3400

John Crain
Director of Investor Relations
281-675-3493